EXHIBIT 99.1

ServisFirst Bancshares, Inc. Announces Results For Fourth Quarter of 2020

BIRMINGHAM, Ala., Jan. 25, 2021 (GLOBE NEWSWIRE) -- ServisFirst Bancshares, Inc. (NASDAQ: SFBS), today announced earnings and operating results for the three months and year ended December 31, 2020.

Highlights:

  Diluted earnings per share were $3.13 for 2020, a 13% increase over 2019
  Diluted earnings per share for the quarter were $0.94, a 24% increase over the fourth quarter of 2019
  Deposits grew from $7.53 billion to $9.98 billion year-over-year, or 32%
  Book value per share increased to $18.41, a 17% increase year-over-year
  Cash dividend increased from $0.175 to $0.20 cents per quarter, a 14% increase
  Opened new Venice, Florida office in January 2021

Tom Broughton, Chairman, President and CEO, said, “We are thankful to have had the opportunity to assist so many of our clients during this pandemic and have worked to support them through a year of difficult circumstances. We are pleased that we were able to build new customer relationships during the pandemic; customers who came to ServisFirst Bank needing a responsive and dedicated banking partner. I am proud of our team’s performance and dedication to our mission.”

Bud Foshee, CFO, said, “We are pleased to report record earnings in 2020. Given the uneven economic conditions and the unanticipated challenges that the pandemic presented, we maintained a strong commitment to hard work and to provide excellent service to our customers.”

FINANCIAL SUMMARY (UNAUDITED)
(in Thousands except share and per share amounts)

	Period Ending December 31, 2020	Period Ending September 30, 2020	% Change From Period Ending September 30, 2020 to Period Ending December 31, 2020	Period Ending December 31, 2019	% Change From Period Ending December 31, 2019 to Period Ending December 31, 2020
QUARTERLY OPERATING RESULTS
Net Income	$50,981	$43,362	18%	$41,037	24%
Net Income Available to Common Stockholders	$50,949	$43,362	17%	$41,005	24%
Diluted Earnings Per Share	$0.94	$0.80	18%	$0.76	24%

Return on Average Assets	1.74%	1.54%		1.80%
Return on Average Common Stockholders' Equity	20.78%	18.43%		19.75%
Average Diluted Shares Outstanding	54,273,944	54,232,965		54,149,554

YEAR-TO-DATE OPERATING RESULTS
Net Income	$169,569			$149,243	14%
Net Income Available to Common Stockholders	$169,506			$149,180	14%
Diluted Earnings Per Share	$3.13			$2.76	13%
Return on Average Assets	1.59%			1.73%
Return on Average Common Stockholders' Equity	18.55%			19.15%
Average Diluted Shares Outstanding	54,219,037			54,103,074

BALANCE SHEET
Total Assets	$11,932,654	$11,394,874	5%	$8,947,653	33%
Loans	8,465,688	8,508,554	(1)%	7,261,451	17%
Non-interest-bearing Demand Deposits	2,788,772	2,762,814	1%	1,749,879	59%
Total Deposits	9,975,724	9,673,783	3%	7,530,433	32%
Stockholders' Equity	992,852	949,589	5%	842,682	18%

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income and net income available to common stockholders of $51.0 million and $50.9 million, respectively, for the quarter ended December 31, 2020, compared to net income and net income available to common stockholders of $41.0 million for the same quarter in 2019. Basic and diluted earnings per common share were $0.94 for the fourth quarter of 2020, compared to $0.77 and $0.76, respectively, for the fourth quarter of 2019.

Annualized return on average assets was 1.74% and annualized return on average common stockholders’ equity was 20.78% for the fourth quarter of 2020, compared to 1.80% and 19.75%, respectively, for the fourth quarter of 2019.

Net interest income was $92.1 million for the fourth quarter of 2020, compared to $85.1 million for the third quarter of 2020 and $75.8 million for the fourth quarter of 2019. The net interest margin in the fourth quarter of 2020 was 3.27% compared to 3.14% in the third quarter of 2020 and 3.47% in the fourth quarter of 2019. Accretion of net fees on PPP loans of $7.5 million during the fourth quarter of 2020 contributed to 35 basis points of loan yield increase, compared to $4.0 million of PPP loan fee accretion during the third quarter, or 19 basis points.

Average loans for the fourth quarter of 2020 were $8.46 billion, an increase of $99.5 million, or 5% annualized, over average loans of $8.37 billion for the third quarter of 2020, and an increase of $1.36 billion, or 19%, over average loans of $7.10 billion for the fourth quarter of 2019. We originated over 4,900 PPP loans during 2020 for a total of $1.05 billion. Excluding PPP loans, average loans for the fourth quarter of 2020 were $7.46 billion, an increase of $146.6 million compared to the third quarter of 2020, and an increase of $356.4 million, or 5%, over average loans for the fourth quarter of 2019.

Average total deposits for the fourth quarter of 2020 were $9.84 billion, an increase of $371.5 million, or 16% annualized, over average total deposits of $9.47 billion for the third quarter of 2020, and an increase of $2.16 billion, or 28%, over average total deposits of $7.68 billion for the fourth quarter of 2019.

Nonperforming assets to total assets were 0.21% for the fourth quarter of 2020, a decrease of eight basis points compared to 0.29% for the third quarter of 2020 and a decrease of 29 basis points compared to 0.50% for the fourth quarter of 2019. Annualized net charge-offs to average loans were 0.41%, a 13 basis-point decrease compared to 0.54% for the third quarter of 2020 and an increase of five basis points compared to 0.36% for the fourth quarter of 2019. The CARES Act, passed into law on March 27, 2020 as a result of the COVID-19 outbreak, allowed companies to delay their adoption of Accounting Standards Update (ASU) 2016-13, Measurement of Credit Losses on Financial Instruments (CECL), including the current expected credit loss methodology for estimating allowances for credit losses. We elected to delay adoption of ASU 2016-13 until the date on which the national emergency concerning the COVID-19 outbreak terminates or December 31, 2020, with an effective retrospective implementation date of January 1, 2020. Based on prevailing economic conditions and forecasts as of the January 1, 2020 adoption date, we recorded a net $2 million decrease in our allowance for credit losses for CECL adoption effective at January 1, 2020. This decrease is the result of implementing a more quantitative methodology along with the loan portfolio consisting primarily of commercial loans with generally short contractual maturities. The allowance for credit losses for the quarter ending December 31, 2020 was calculated under the CECL methodology and as a percentage of total loans was 1.04%. Other quarter-end periods presented for the allowance for loan losses were not restated for CECL adoption and were calculated under the incurred loss methodology. The allowance for loan losses as a percentage of total loans was 1.09% at September 30, 2020 and 1.05% at December 31, 2019. Excluding PPP loans, for all periods discussed, the allowance for credit losses as a percentage of total loans under the CECL methodology was 1.16% at December 31, 2020, compared to 1.24% and 1.05% at September 30, 2020 and December 31, 2019, respectively, under the incurred loss model. We recorded a $6.3 million provision for credit losses in the fourth quarter of 2020 compared to $12.3 million in the third quarter of 2020 and $5.9 million in the fourth quarter of 2019.

Noninterest income for the fourth quarter of 2020 increased $1.3 million, or 19%, to $8.2 million from $6.9 million in the fourth quarter of 2019. Deposit service charges increased $165,000, or 9%, to $2.0 million for the fourth quarter of 2020. Mortgage banking revenue increased $1.7 million, or 123%, from the fourth quarter of 2019 to the fourth quarter of 2020. Mortgage loan origination volumes increased approximately 94% during the fourth quarter of 2020 when compared to the same quarter in 2019. Credit card revenue, net of awards, decreased $978,000, or 52%, to $913,000 during the fourth quarter of 2020, compared to the fourth quarter of 2019. Credit card awards accruals were increased by $1.7 million during the fourth quarter of 2020 when compared to the fourth quarter of 2019. A majority of these accruals will be paid out to customers in January 2021. The amount of spend on purchase cards increased $29.1 million while the amount of spend on business credit cards increased $3.0 million during the fourth quarter of 2020 when compared to the fourth quarter of 2019. Purchase card spend carries lower profit margins than credit cards due to their higher rebates. Income on life insurance policies increased $241,000, or 17%, to $1.7 million during the fourth quarter of 2020, compared to $1.4 million during the fourth quarter of 2019. We purchased $40.0 million in BOLI contracts in July of 2020 and another $20.5 million in November of 2020. The November 2020 BOLI contracts include endorsement split dollar agreements entered into with certain of our executives, as well as policies with respect to certain of our other employees. Other income for the fourth quarter of 2020 increased $188,000, or 41%, to $643,000 from $455,000 in the fourth quarter of 2019. On May 4, 2020 we bought an interest rate cap with a term of three years and a notional amount of $300 million. The cap is tied to one-month LIBOR with a strike rate of 0.50%. We wrote down the value of the cap by $61,000 during the fourth quarter of 2020 and by $781,000 year-to-date through other income and are amortizing the fee paid to our counterparty over the life of the cap.

Noninterest expense for the fourth quarter of 2020 increased $2.7 million, or 10%, to $28.2 million from $25.5 million in the fourth quarter of 2019, and increased $1.6 million, or 6%, on a linked quarter basis. Salary and benefit expense for the fourth quarter of 2020 increased $1.3 million, or 9%, to $15.0 million from $13.7 million in the fourth quarter of 2019, and was flat on a linked quarter basis. The number of FTE employees was 493 as of December 31, 2020 compared to 486 as of September 30, 2020 and 500 as of December 31, 2019. Equipment and occupancy expense increased $341,000, or 15%, to $2.7 million in the fourth quarter of 2020, from $2.4 million in the fourth quarter of 2019. Third party processing expenses increased $242,000, or 8%, to $3.4 million in the fourth quarter of 2020, from $3.2 million in the fourth quarter of 2019. Professional services expense increased $85,000, or 7%, to $1.2 million in the fourth quarter of 2020. FDIC and other regulatory assessments increased $195,000, or 17%, to $1.4 million in the fourth quarter of 2020 compared to $1.2 million in the fourth quarter of 2019. Expenses associated with other real estate owned increased $37,000 to $140,000 in the fourth quarter of 2020, from $103,000 in the fourth quarter of 2019. Other operating expenses for the fourth quarter of 2020 increased $509,000, or 13%, to $4.4 million from $3.9 million in the fourth quarter of 2019, and increased $773,000, or 21%, on a linked-quarter basis. The efficiency ratio was 28.11% during the fourth quarter of 2020 compared to 30.83% during the fourth quarter of 2019 and compared to 28.50% during the third quarter of 2020.

Income tax expense increased $4.6 million, or 44%, to $14.9 million in the fourth quarter of 2020, compared to $10.3 million in the fourth quarter of 2019. Our effective tax rate was 22.56% for the fourth quarter of 2020 compared to 20.05% for the fourth quarter of 2019. State of Alabama tax credit investments matured at the end of 2019, causing our state credit amounts to decrease from $1.0 million during the fourth quarter of 2019 to $132,000 during the fourth quarter of 2020. We recognized a reduction in provision for income taxes resulting from excess tax benefits from the exercise and vesting of stock options and restricted stock during the fourth quarters of 2020 and 2019 of $170,000 and $297,000, respectively.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including tangible common stockholders’ equity, total tangible assets, tangible book value per share and tangible common equity to total tangible assets, each of which excludes goodwill and core deposit intangibles associated with our acquisition of Metro Bancshares, Inc. in January 2015.  We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have a number of limitations.  As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use.  The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures as of and for the comparative periods presented in this press release.  Dollars are in thousands, except share and per share data.

	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Book value per share - GAAP	$18.41	$17.61	$16.98	$16.38	$15.71
Total common stockholders' equity - GAAP	992,852	949,589	914,588	881,885	842,682
Adjustments:
Adjusted for goodwill and core deposit intangible asset	13,908	13,976	14,043	14,111	14,179
Tangible common stockholders' equity - non-GAAP	$978,944	$935,613	$900,545	$867,775	$828,503
Tangible book value per share - non-GAAP	$18.15	$17.35	$16.72	$16.12	$15.45

Stockholders' equity to total assets - GAAP	8.32%	8.33%	8.31%	9.42%	9.42%
Total assets - GAAP	$11,927,955	$11,394,874	$11,012,195	$9,364,882	$8,947,653
Adjustments:
Adjusted for goodwill and core deposit intangible asset	13,908	13,976	14,043	14,111	14,179
Total tangible assets - non-GAAP	$11,914,047	$11,380,898	$10,998,152	$9,350,771	$8,933,474
Tangible common equity to total tangible assets - non-GAAP	8.22%	8.22%	8.19%	9.28%	9.27%

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Montgomery, Mobile and Dothan, Alabama, Pensacola, Sarasota and Tampa Bay, Florida, Atlanta, Georgia, Charleston, South Carolina and Nashville, Tennessee.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “could,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including, but not limited to: the global health and economic crisis precipitated by the COVID-19 outbreak; general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and the deposit base; economic crisis and associated credit issues in industries most impacted by the COVID-19 outbreak, including but not limited to, the restaurant, hospitality and retail sectors; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic stimulus initiatives; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q for fiscal year 2020, and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com or by calling (205) 949-0302.

Contact: ServisFirst Bank
Davis Mange (205) 949-3420
dmange@servisfirstbank.com

SELECTED FINANCIAL HIGHLIGHTS (Unaudited)
(In thousands except share and per share data)
	4th Quarter 2020	3rd Quarter 2020	2nd Quarter 2020	1st Quarter 2020	4th Quarter 2019
CONSOLIDATED STATEMENT OF INCOME
Interest income	$101,065	$96,110	$95,080	$96,767	$98,187
Interest expense	8,984	11,028	11,846	19,127	22,410
Net interest income	92,081	85,082	83,234	77,640	75,777
Provision for loan losses	6,283	12,284	10,283	13,584	5,884
Net interest income after provision for loan losses	85,798	72,798	72,951	64,056	69,893
Non-interest income	8,237	8,172	7,033	6,674	6,936
Non-interest expense	28,202	26,573	28,816	27,920	25,503
Income before income tax	65,833	54,397	51,168	42,810	51,326
Provision for income tax	14,852	11,035	10,720	8,032	10,289
Net income	50,981	43,362	40,448	34,778	41,037
Preferred stock dividends	32	-	31	-	32
Net income available to common stockholders	$50,949	$43,362	$40,417	$34,778	$41,005
Earnings per share - basic	$0.94	$0.80	$0.75	$0.65	$0.77
Earnings per share - diluted	$0.94	$0.80	$0.75	$0.64	$0.76
Average diluted shares outstanding	54,273,944	54,232,965	54,194,506	54,167,414	54,149,554

CONSOLIDATED BALANCE SHEET DATA
Total assets	$11,932,654	$11,394,874	$11,012,195	$9,364,882	$8,947,653
Loans	8,465,688	8,508,544	8,315,375	7,568,836	7,261,451
Debt securities	886,938	913,299	856,378	827,032	759,649
Non-interest-bearing demand deposits	2,788,772	2,762,814	2,678,893	1,925,626	1,749,879
Total deposits	9,975,724	9,673,783	9,342,918	7,832,655	7,530,433
Borrowings	64,748	64,719	64,715	64,707	64,703
Stockholders' equity	$992,852	$949,589	$914,588	$881,885	$842,682

Shares outstanding	53,943,751	53,915,245	53,874,276	53,844,009	53,623,740
Book value per share	$18.41	$17.61	$16.98	$16.38	$15.71
Tangible book value per share (1)	$18.15	$17.35	$16.72	$16.12	$15.45

SELECTED FINANCIAL RATIOS (Annualized)
Net interest margin	3.27%	3.14%	3.32%	3.58%	3.47%
Return on average assets	1.74%	1.54%	1.55%	1.54%	1.80%
Return on average common stockholders' equity	20.78%	18.43%	18.40%	16.23%	19.75%
Efficiency ratio	28.11%	28.50%	31.92%	33.11%	30.83%
Non-interest expense to average earning assets	1.00%	0.98%	1.15%	1.29%	1.17%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets	10.52%	11.24%	11.26%	10.68%	10.50%
Tier 1 capital to risk-weighted assets	10.52%	11.25%	11.27%	10.68%	10.50%
Total capital to risk-weighted assets	12.22%	13.10%	13.27%	12.54%	12.31%
Tier 1 capital to average assets	8.23%	8.22%	8.46%	9.56%	9.13%
Tangible common equity to total tangible assets (1)	8.22%	8.22%	8.19%	9.28%	9.27%

(1) See "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" for a discussion of these Non-GAAP financial measures.
(2) Regulatory capital ratios for most recent period are preliminary.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	December 31, 2020	December 31, 2019	% Change
ASSETS
Cash and due from banks	$93,655	$78,618	19%
Interest-bearing balances due from depository institutions	2,115,985	451,509	369%
Federal funds sold	1,771	100,473	(98)%
Cash and cash equivalents	2,211,411	630,600	251%
Available for sale debt securities, at fair value	886,688	759,399	17%
Held to maturity debt securities (fair value of $250 at December 31, 2020 and 2019)	250	250	-%
Mortgage loans held for sale	14,425	6,312	129%
Loans	8,465,688	7,261,451	17%
Less allowance for loan losses	(87,942)	(76,584)	15%
Loans, net	8,377,746	7,184,867	17%
Premises and equipment, net	54,969	56,496	(3)%
Goodwill and other identifiable intangible assets	13,908	14,179	(2)%
Other assets	373,256	295,550	26%
Total assets	$11,932,654	$8,947,653	33%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$2,788,772	$1,749,879	59%
Interest-bearing	7,186,952	5,780,554	24%
Total deposits	9,975,724	7,530,433	32%
Federal funds purchased	851,545	470,749	81%
Other borrowings	64,748	64,703	-%
Other liabilities	47,785	39,086	22%
Total liabilities	10,939,802	8,104,971	35%
Stockholders' equity:
Preferred stock, par value $0.001 per share; 1,000,000 authorized and undesignated at
December 31, 2020 and December 31, 2019	-	-
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 53,943,751 shares issued and outstanding at December 31, 2020, and 53,623,740 shares issued and outstanding
at December 31, 2019	54	54	-%
Additional paid-in capital	223,856	219,766	2%
Retained earnings	748,224	616,611	21%
Accumulated other comprehensive income	20,218	5,749	252%
Total stockholders' equity attributable to ServisFirst Bancshares, Inc.	992,352	842,180	18%
Noncontrolling interest	500	502	-%
Total stockholders' equity	992,852	842,682	18%
Total liabilities and stockholders' equity	$11,932,654	$8,947,653	33%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Interest income:
Interest and fees on loans	$94,332	$89,407	$362,664	$354,308
Taxable securities	6,018	4,702	22,122	17,008
Nontaxable securities	129	274	739	1,429
Federal funds sold	5	1,053	332	6,038
Other interest and dividends	581	2,751	3,165	12,020
Total interest income	101,065	98,187	389,022	390,803
Interest expense:
Deposits	7,853	19,786	45,230	90,958
Borrowed funds	1,131	2,624	5,755	12,200
Total interest expense	8,984	22,410	50,985	103,158
Net interest income	92,081	75,777	338,037	287,645
Provision for loan losses	6,283	5,884	42,434	22,638
Net interest income after provision for loan losses	85,798	69,893	295,603	265,007
Non-interest income:
Service charges on deposit accounts	1,971	1,806	7,528	7,029
Mortgage banking	3,050	1,366	8,747	4,361
Credit card income	913	1,891	5,916	7,076
Securities (losses) gains	-	(1)	-	27
Increase in cash surrender value life insurance	1,660	1,419	6,310	3,745
Other operating income	643	455	1,615	1,744
Total non-interest income	8,237	6,936	30,116	23,982
Non-interest expense:
Salaries and employee benefits	14,970	13,680	61,414	57,783
Equipment and occupancy expense	2,680	2,339	10,070	9,272
Third party processing and other services	3,418	3,176	13,778	11,234
Professional services	1,248	1,163	4,242	4,235
FDIC and other regulatory assessments	1,366	1,171	4,354	2,975
Other real estate owned expense	140	103	2,163	415
Other operating expense	4,380	3,871	15,490	16,214
Total non-interest expense	28,202	25,503	111,511	102,128
Income before income tax	65,833	51,326	214,208	186,861
Provision for income tax	14,852	10,289	44,639	37,618
Net income	50,981	41,037	169,569	149,243
Dividends on preferred stock	32	32	63	63
Net income available to common stockholders	$50,949	$41,005	$169,506	$149,180
Basic earnings per common share	$0.94	$0.77	$3.15	$2.79
Diluted earnings per common share	$0.94	$0.76	$3.13	$2.76

LOANS BY TYPE (UNAUDITED)
(In thousands)

	4th Quarter 2020	3rd Quarter 2020	2nd Quarter 2020	1st Quarter 2020	4th Quarter 2019
Commercial, financial and agricultural	$3,295,900	$3,466,189	$3,498,627	$2,771,307	$2,696,210
Real estate - construction	593,614	530,919	544,586	548,578	521,392
Real estate - mortgage:
Owner-occupied commercial	1,693,428	1,725,222	1,634,495	1,678,532	1,587,478
1-4 family mortgage	711,692	671,841	665,883	675,870	644,188
Other mortgage	2,106,184	2,056,549	1,911,384	1,834,137	1,747,394
Subtotal: Real estate - mortgage	4,511,304	4,453,612	4,211,762	4,188,539	3,979,060
Consumer	64,870	57,834	60,400	60,412	64,789
Total loans	$8,465,688	$8,508,554	$8,315,375	$7,568,836	$7,261,451

SUMMARY OF LOAN LOSS EXPERIENCE (UNAUDITED)
(Dollars in thousands)
	4th Quarter 2020	3rd Quarter 2020	2nd Quarter 2020	1st Quarter 2020	4th Quarter 2019
Allowance for loan losses:
Beginning balance	$92,440	$91,507	$85,414	$76,584	$77,192
Impact of Adoption of ASC 326	(2,000)	-	-	-	-
Loans charged off:
Commercial financial and agricultural	8,792	11,146	1,358	2,640	4,742
Real estate - construction	202	-	376	454	-
Real estate - mortgage	-	200	2,520	1,678	1,689
Consumer	38	44	62	58	139
Total charge offs	9,032	11,390	4,316	4,830	6,570
Recoveries:
Commercial financial and agricultural	94	12	84	62	51
Real estate - construction	30	-	1	1	1
Real estate - mortgage	114	12	13	1	2
Consumer	13	15	28	12	24
Total recoveries	251	39	126	76	78
Net charge-offs	8,781	11,351	4,190	4,754	6,492
Provision for loan losses	6,283	12,284	10,283	13,584	5,884
Ending balance	$87,942	$92,440	$91,507	$85,414	$76,584

Allowance for credit losses to total loans	1.04%	-	-	-	-
Allowance for credit losses to total average
loans	1.04%	-	-	-	-
Allowance for loan losses to total loans	-	1.09%	1.10%	1.13%	1.05%
Allowance for loan losses to total average
loans	-	1.11%	1.10%	1.16%	1.08%
Net charge-offs to total average loans	0.41%	0.54%	0.20%	0.26%	0.36%
Provision for credit losses to total average
loans	0.30%	-	-	-	-
Provision for loan losses to total average
loans	-	0.58%	0.50%	0.74%	0.33%
Nonperforming assets:
Nonaccrual loans	$13,973	$21,675	$16,881	$28,914	$30,091
Loans 90+ days past due and accruing	4,981	4,898	5,133	4,954	6,021
Other real estate owned and
repossessed assets	6,497	6,976	6,537	7,448	8,178
Total	$25,451	$33,549	$28,551	$41,316	$44,290

Nonperforming loans to total loans	0.22%	0.31%	0.26%	0.45%	0.50%
Nonperforming assets to total assets	0.21%	0.29%	0.26%	0.44%	0.50%
Nonperforming assets to earning assets	0.22%	0.30%	0.26%	0.45%	0.50%
Allowance for credit losses to nonaccrual loans	629.37%	-	-	-	-
Allowance for loan losses to nonaccrual loans	-	426.48%	542.07%	295.41%	254.51%

Restructured accruing loans	$818	$1,800	$975	$975	$625

Restructured accruing loans to total loans	0.01%	0.02%	0.01%	0.01%	0.01%

TROUBLED DEBT RESTRUCTURINGS (TDRs) (UNAUDITED)
(In thousands)
	4th Quarter 2020	3rd Quarter 2020	2nd Quarter 2020	1st Quarter 2020	4th Quarter 2019
Beginning balance:	$2,738	$1,568	$2,367	$3,330	$11,248
Additions	-	1,182	-	350	250
Net (paydowns) / advances	(619)	(12)	(12)	(232)	(3,481)
Charge-offs	(535)	-	(412)	(1,081)	(1,333)
Transfer to OREO	(151)	-	(375)	-	(3,354)
Ending balance	$1,433	$2,738	$1,568	$2,367	$3,330

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	4th Quarter 2020	3rd Quarter 2020	2nd Quarter 2020	1st Quarter 2020	4th Quarter 2019
Interest income:
Interest and fees on loans	$94,332	$89,564	$89,383	$89,385	$89,407
Taxable securities	6,018	5,858	5,092	5,154	4,702
Nontaxable securities	129	166	211	233	274
Federal funds sold	5	16	34	277	1,053
Other interest and dividends	581	506	360	1,718	2,751
Total interest income	101,065	96,110	95,080	96,767	98,187
Interest expense:
Deposits	7,853	9,876	10,756	16,745	19,786
Borrowed funds	1,131	1,152	1,090	2,382	2,624
Total interest expense	8,984	11,028	11,846	19,127	22,410
Net interest income	92,081	85,082	83,234	77,640	75,777
Provision for loan losses	6,283	12,284	10,283	13,584	5,884
Net interest income after provision for loan losses	85,798	72,798	72,951	64,056	69,893
Non-interest income:
Service charges on deposit accounts	1,971	1,818	1,823	1,916	1,806
Mortgage banking	3,050	2,519	2,107	1,071	1,366
Credit card income	913	1,840	1,398	1,765	1,891
Securities losses	-	-	-	-	(1)
Increase in cash surrender value life insurance	1,660	1,733	1,464	1,453	1,419
Other operating income	643	262	241	469	455
Total non-interest income	8,237	8,172	7,033	6,674	6,936
Non-interest expense:
Salaries and employee benefits	14,970	14,994	15,792	15,658	13,680
Equipment and occupancy expense	2,680	2,556	2,434	2,400	2,339
Third party processing and other services	3,418	3,281	3,622	3,457	3,176
Professional services	1,248	955	1,091	948	1,163
FDIC and other regulatory assessments (credits)	1,366	1,061	595	1,332	1,171
Other real estate owned expense	140	119	1,303	601	103
Other operating expense	4,380	3,607	3,979	3,524	3,871
Total non-interest expense	28,202	26,573	28,816	27,920	25,503
Income before income tax	65,833	54,397	51,168	42,810	51,326
Provision for income tax	14,852	11,035	10,720	8,032	10,289
Net income	50,981	43,362	40,448	34,778	41,037
Dividends on preferred stock	32	-	31	-	32
Net income available to common stockholders	$50,949	$43,362	$40,417	$34,778	$41,005
Basic earnings per common share	$0.94	$0.80	$0.75	$0.65	$0.77
Diluted earnings per common share	$0.94	$0.80	$0.75	$0.64	$0.76

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)
ON A FULLY TAXABLE-EQUIVALENT BASIS
(Dollars in thousands)

	4th Quarter 2020		3rd Quarter 2020		2nd Quarter 2020		1st Quarter 2020		4th Quarter 2019
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$8,435,237	4.43%	$8,335,087	4.26%	$8,301,775	4.31%	$7,328,594	4.89%	$7,066,576	5.00%
Tax-exempt (2)	29,393	4.11	30,068	4.14	31,929	4.12	32,555	4.04	35,563	4.00
Total loans, net of
unearned income	8,464,630	4.43	8,365,155	4.26	8,333,704	4.31	7,361,149	4.88	7,102,139	4.99
Mortgage loans held for sale	19,459	1.37	20,053	1.41	13,278	2.09	4,282	2.16	6,505	2.44
Debt securities:
Taxable	862,333	2.79	820,526	2.86	761,575	2.67	750,413	2.75	670,732	2.81
Tax-exempt (2)	25,542	2.43	31,880	2.51	38,201	2.62	44,029	2.33	50,825	2.17
Total securities (3)	887,875	2.78	852,406	2.84	799,776	2.67	794,442	2.72	721,557	2.76
Federal funds sold	16,306	0.12	41,884	0.15	83,274	0.16	105,423	1.06	238,927	1.75
Interest-bearing balances with banks	1,837,249	0.13	1,500,563	0.13	849,549	0.17	469,199	1.47	602,755	1.81
Total interest-earning assets	$11,225,519	3.58%	$10,780,061	3.55%	$10,079,581	3.80%	$8,734,495	4.46%	$8,671,883	4.49%
Non-interest-earning assets:
Cash and due from banks	91,258		75,065		76,212		66,140		70,381
Net premises and equipment	56,315		56,799		57,446		58,066		57,986
Allowance for loan losses, accrued
interest and other assets	308,251		281,196		248,702		241,479		233,885
Total assets	$11,681,343		$11,193,121		$10,461,941		$9,100,180		$9,034,135

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$1,197,908	0.23%	$1,077,595	0.31%	$992,848	0.35%	$956,803	0.57%	$961,258	0.69%
Savings	86,259	0.18	82,671	0.36	72,139	0.42	67,380	0.50	62,311	0.53
Money market	4,933,285	0.31	4,739,566	0.44	4,285,907	0.52	4,061,286	1.10	4,189,283	1.34
Time deposits	810,675	1.59	841,378	1.78	877,448	1.95	805,924	2.09	712,155	2.15
Total interest-bearing deposits	7,028,127	0.44	6,741,210	0.58	6,228,342	0.69	5,891,393	1.14	5,925,007	1.32
Federal funds purchased	752,765	0.22	682,971	0.22	572,990	0.22	492,638	1.31	420,066	1.74
Other borrowings	64,717	4.41	64,717	4.78	64,711	4.85	64,707	4.85	64,698	4.79
Total interest-bearing liabilities	$7,845,609	0.46%	$7,488,898	0.59%	$6,866,043	0.69%	$6,448,738	1.19%	$6,409,771	1.39%
Non-interest-bearing liabilities:
Non-interest-bearing
checking	2,813,095		2,728,513		2,646,030		1,749,671		1,759,671
Other liabilities	47,290		39,537		69,061		39,801		41,112
Stockholders' equity	956,847		917,626		862,500		853,800		818,320
Accumulated other comprehensive
income	18,502		18,547		18,307		8,170		5,261
Total liabilities and
stockholders' equity	$11,681,343		$11,193,121		$10,461,941		$9,100,180		$9,034,135
Net interest spread		3.12%		2.96%		3.11%		3.27%		3.10%
Net interest margin		3.27%		3.14%		3.32%		3.58%		3.47%

(1)	Average loans include loans on which the accrual of interest has been discontinued.
(2)	Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 21%.
(3)	Unrealized losses on available-for-sale debt securities are excluded from the yield calculation.